GENESEE & WYOMING INC.
SECOND AMENDED AND RESTATED 2004 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD NOTICE

Grantee:	[Name]
Type of Award:	Restricted Stock Award
Number of Shares:	[Number]
Date of Grant:	[Date]
Anniversary Date:	[Date of First Grant for the Year of the Award] [NOTE: Anniversary Date definition only applicable for awards to non-directors]

1.    Grant of Restricted Stock. This Award Notice serves to notify you that the Compensation Committee (the “Committee”) of the Board of Directors of Genesee & Wyoming Inc. (“G&W”) hereby grants to you, under G&W’s Second Amended and Restated 2004 Omnibus Incentive Plan (the “Plan”), a restricted stock award (the “Award”), on the terms and conditions set forth in this Award Notice and the Plan, of the number of shares of G&W’s Class A Common Stock, par value $.01 per share (the “Common Stock”) set forth above. The Plan is incorporated herein by reference and made a part of this Award Notice. A copy of the Plan is available on G&W’s Intranet under Corporate Policies then Human Resources or from G&W’s Human Resources Department upon request. You should review the terms of this Award Notice and the Plan carefully. The capitalized terms used in this Award Notice that are not defined herein have the meanings as defined in the Plan.
2.    Restrictions and Vesting. Subject to the terms set forth in this Award Notice and the Plan, provided you are still in the employment or service of G&W or any Subsidiary at that time, the Common Stock represented by the Award will vest ratably in three annual installments (34%-33%-33%) on the first, second and third anniversaries of the Anniversary Date, respectively, provided you are still in the employment of G&W or any Subsidiary or remain in the service of G&W by serving on the G&W Board of Directors or in such other mutually agreed service capacity to G&W (“Services”) at such time.
(a)    Effect of Death. In the event of your death prior to the complete vesting of the Award, any unvested portion of the Award shall be accelerated as of the date of your death.
(b)    Effect of Disability. In the event of your “Disability” prior to the complete vesting of the Award, any unvested portion of the Award shall be accelerated as of the date of your Disability. The term “Disability” means you are permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.
3.    Effect of Certain Other Events.
(a)    Termination With Cause. Upon your termination of Services by G&W for Cause prior to the complete vesting of the Award, the remaining portion of the Award shall be forfeited as of the date of such termination.
(b)    Termination Without Cause. Upon your involuntary termination of Services by G&W (for any reason other than death, Disability or Cause) or your voluntary termination of employment for Good Reason prior to the complete vesting of the Award, the remaining unvested portion of the Award shall accelerate as of the date of such termination.
(c)    Qualified Resignation. Notwithstanding anything to the contrary contained in this Award Notice, following your Qualified Resignation prior to the complete vesting of the Award, the remaining unvested portion of the Award shall continue to vest in accordance with the scheduled vesting dates set forth in Section 2 hereof, with such period following the Qualified Resignation and prior to the complete vesting of the Award deemed the “Permissive Vesting Period.” During the Permissive Vesting Period, the remaining portion of the Award shall continue to vest, provided you remain in the service of G&W by providing Services and remain in compliance with the provisions of Section 5(c) hereof. In the event you have communicated in writing to the G&W Board of Directors a willingness to provide Services, and either before or during the Permissive Vesting Period you are not nominated or elected to the G&W Board of Directors or are not offered the opportunity to act in some other mutually agreed service capacity to G&W following your Qualified Resignation (a “Rejected Qualified Resignation”), the remaining unvested portion of the Award shall accelerate on such date.

(d)    Other Resignations. Upon your voluntary resignation as Chief Executive Officer of G&W or, during the Permissive Vesting Period, as a member of G&W’s Board of Directors or from such other mutually agreed service capacity in which you provided Services, except for a resignation for Good Reason or a Qualified Resignation, prior to the complete vesting of the Award, the remaining portion of the Award shall be forfeited as of the date of such resignation.
(e)    Certain Definitions.
(i)    The term “Cause” means (i) your willful and continued failure to substantially perform your duties with G&W or a Subsidiary after written warnings identifying the lack of substantial performance are delivered to you to specifically identify the manner in which G&W or a Subsidiary believes that you have not substantially performed your duties, (ii) your willful engaging in illegal conduct which is materially and demonstrably injurious to G&W or any Subsidiary, (iii) your commission of a felony, (iv) your material breach of a fiduciary duty owed by you to G&W or any Subsidiary, (v) your intentional unauthorized disclosure to any person of confidential information or trade secrets of a material nature relating to the business of G&W or any Subsidiary, or (vi) your engaging in any conduct that G&W’s or a Subsidiary’s written rules, regulations or policies specify as constituting grounds for discharge.
(ii)    The term “Qualified Resignation” means your resignation as Chief Executive Officer of G&W if (i) you have provided at least six (6) months’ advance notice to the G&W Board of Directors regarding your intended resignation (“Sufficient Notice”), (ii) on or prior to the date you provide the Board of Directors with such notice of resignation, the Board of Directors has received an actionable succession plan which it deems to be acceptable (which acceptance may not be unreasonably withheld) and (iii) you have communicated in writing to the G&W Board of Directors a willingness to provide Services.
(iii)    The term “Good Reason” means the occurrence during your employment with G&W or its Subsidiaries, prior to the complete vesting of the Award, of any of the following without your express written consent:
(x) Any material and adverse diminution in your duties, titles or responsibilities with G&W from those in effect immediately prior to the Date of Grant; provided, however, that no such diminution shall be deemed to exist because of changes in your duties, titles or responsibilities as a consequence of G&W ceasing to be subject to the reporting requirements of the Exchange Act;

(y) Any material reduction in your annual target compensation from your annual target compensation for the prior fiscal year (excluding the impact of any one-time, special or discretionary awards or bonuses and any change due to changes in G&W’s peer group composition or compensation study, as reflected by the independent compensation consultants to the Committee); or

(z) Any requirement that you be based at a location more than thirty-five (35) miles from the location at which you were based on the Date of Grant.

Notwithstanding the foregoing, your resignation shall not be deemed to have occurred for “Good Reason” unless you provide G&W with a written notice of Good Reason termination referencing this Section 3(e) within fifteen (15) days after the occurrence of an event giving rise to a claim of Good Reason, and G&W shall have fifteen (15) days thereafter in which to cure or resolve the behavior otherwise constituting Good Reason, or to dispute such resignation for Good Reason.
4.    Issuance and Taxation of Shares.
(a)    Issuance of Shares. Upon satisfaction of the vesting requirements detailed in Section 2, and upon further determining that compliance with this Award Notice has occurred, including compliance with such reasonable requirements as G&W may impose pursuant to the Plan or Section 11 of this Award Notice, and payment of any relevant taxes, G&W shall issue to you a certificate for the previously restricted shares of Common Stock on the earliest practicable date (as determined by G&W) thereafter, or execute an electronic transfer if so requested. The shares of Common Stock may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.
(b)    Tax Withholdings. The issuance of the Common Stock underlying the Award is conditioned upon your making arrangements satisfactory to G&W for the payment to G&W, or its designated agent, of the amount of all taxes required by any governmental authority to be withheld and paid over by G&W to the governmental authority on account of the issuance. The payment of such withholding taxes to G&W, or its designated agent, may be made by one or any combination of the following methods: (i) in cash or by check; (ii) by G&W withholding such taxes from any other compensation owed to you by G&W or any Subsidiary; (iii) an irrevocable election by you to surrender to G&W, or its designated agent, a number of shares of Common Stock underlying the Award sufficient to satisfy the withholding tax obligation; or (iv) any other method approved or accepted by the Committee in its sole discretion, subject to any and all limitations imposed by the Committee from time to time (which may not be uniform). You shall promptly notify G&W of any election made pursuant to Section 83(b) of the Internal Revenue Code, as amended, if applicable in your tax jurisdiction.
5.    Effect of Breach of Certain Covenants.
(a)    During your employment by or service to G&W as Chief Executive Officer and any period in which you are providing Services, and following any termination or resignation in accordance with Section 3(a) hereof or Section 3(d) hereof:
(i)    In General. If you engage in the conduct described in subsection (iii) of this Section 5(a), then, unless the Committee determines otherwise (x) you immediately forfeit, effective as of the date you engage in such conduct, the unvested portion of the Award and (y) you must return to G&W the shares of Common Stock that vested within the twelve (12) month period immediately preceding the date you engage in such conduct or, at the option of G&W, pay to G&W the net after tax Fair Market Value, as of the date you engage in such conduct, of the shares of Common Stock that vested within such twelve (12) month period.
(ii)    Set-Off. By accepting the Award, you consent to a deduction from any amounts G&W or any Subsidiary owes you from time to time (including, but not limited to, amounts owed to you as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amount that you owe G&W under subsection (a)(i) of this Section 5. G&W may elect to make any set-off in whole or in part. If G&W does not recover by means of a set-off the full amount that you owe G&W, you shall immediately pay the unpaid balance to G&W.
(iii)    Conduct. You hereby agree that you will not, without the written consent of G&W, either during your employment by or service to G&W or any Subsidiary or thereafter, disclose to anyone or make use of any confidential information which you acquired during your employment or service relating to any of the business of G&W or any Subsidiary, except as such disclosure or use may be required in connection with your employment by or service to G&W or any Subsidiary. During your employment by or service to G&W or any Subsidiary and for a period of twelve (12) months after the termination of such employment or service as set forth in Section 5(a) above, you will not, either as principal, agent, consultant, employee, stockholder or otherwise, engage in any work or other activity in direct competition with G&W or any Subsidiary, which shall without limitation preclude service to a railroad or other entity (or its affiliate) that competes for railroad acquisition or railroad investment opportunities with G&W. (For purposes of this Section 5(a), you shall not be deemed a stockholder of any company subject to the periodic and other reporting requirements of the Exchange Act, if your record and beneficial ownership of any such company amounts to not more than five percent of the capital stock of any such company.) The restrictive covenants contained in this Section 5(a) apply separately in the United States and in other countries. Your breach of the restrictive covenants contained in this subsection (iii) shall result in the consequences described in this Section 5(a).
(b) Following any termination or resignation in accordance with Section 3(b) hereof or any Rejected Qualified Resignation in accordance with Section 3(c) hereof, including any period when you are performing Services:
(i)    In General. If you engage in the conduct described in subsection (iii) of this Section 5(b), then, unless the Committee determines otherwise you must return to G&W the shares of Common Stock that vested on an accelerated basis in accordance with Section 3(b) hereof or that vested during the Permissive Vesting Period or, at the option of G&W, pay to G&W the net after tax Fair Market Value, as of the date you engage in such conduct, of such vested shares.
(ii)    Set-Off. By accepting the Award, you consent to a deduction from any amounts G&W or any Subsidiary owes you from time to time (including, but not limited to, amounts owed to you as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amount that you owe G&W under subsection (b)(i) of this Section 5. G&W may elect to make any set-off in whole or in part. If G&W does not recover by means of a set-off the full amount that you owe G&W, you shall immediately pay the unpaid balance to G&W.
(iii)    Conduct. You hereby agree that you will not, without the written consent of G&W, either during your employment by or service to G&W or any Subsidiary and during the Permissive Vesting Period or thereafter, disclose to anyone or make use of any confidential information which you acquired during your employment or service relating to any of the business of G&W or any Subsidiary, except as such disclosure or use may be required in connection with your employment by or service to G&W or any Subsidiary. During your employment by or service to G&W or any Subsidiary and for a period of twenty-four (24) months following your termination or resignation as Chief Executive Officer of G&W in accordance with Section 3(b) hereof or a Rejected Qualified Resignation in accordance with Section 3(c), you will not, either as principal, agent, consultant, employee, stockholder or otherwise, engage in any work or other activity in direct competition with G&W or any Subsidiary, which shall without limitation preclude service to a railroad or other entity (or its affiliate) that competes for railroad acquisition or railroad investment opportunities with G&W. (For purposes of this Section 5(b), you shall not be deemed a stockholder of any company subject to the periodic and other reporting requirements of the Exchange Act, if your record and beneficial ownership of any such company amount to not more than five percent of the capital stock of any such company.) The restrictive covenants contained in this Section 5(b) apply separately in the United States and in other countries. Your breach of the restrictive covenants contained in this subsection (iii) shall result in the consequences described in this Section 5(b).
(c) Following any Qualified Resignation in accordance with Section 3(c) hereof, including any period when you are performing Services:
(i)    In General. If you engage in the conduct described in subsection (iii) of this Section 5(c), then, unless the Committee determines otherwise you must return to G&W the shares of Common Stock that vested on an accelerated basis in accordance with Section 3(c) hereof or, at the option of G&W, pay to G&W the net after tax Fair Market Value, as of the date you engage in such conduct, of such vested shares.
(ii)    Set-Off. By accepting the Award, you consent to a deduction from any amounts G&W or any Subsidiary owes you from time to time (including, but not limited to, amounts owed to you as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amount that you owe G&W under subsection (c)(i) of this Section 5. G&W may elect to make any set-off in whole or in part. If G&W does not recover by means of a set-off the full amount that you owe G&W, you shall immediately pay the unpaid balance to G&W.
(iii)    Conduct. You hereby agree that you will not, without the written consent of G&W, either during your employment by or service to G&W or any Subsidiary and during the Permissive Vesting Period or thereafter, disclose to anyone or make use of any confidential information which you acquired during your employment or service relating to any of the business of G&W or any Subsidiary, except as such disclosure or use may be required in connection with your employment by or service to G&W or any Subsidiary. During your employment by or service to G&W or any Subsidiary and for a period of thirty-six (36) months following your Qualified Resignation in accordance with Section 3(c), you will not, either as principal, agent, consultant, employee, stockholder or otherwise, engage in any work or other activity in direct competition with G&W or any Subsidiary, which shall without limitation preclude service to a railroad or other entity (or its affiliate) that competes for railroad acquisition or railroad investment opportunities with G&W. (For purposes of this Section 3(c), you shall not be deemed a stockholder of any company subject to the periodic and other reporting requirements of the Exchange Act, if your record and beneficial ownership of any such company amount to not more than five percent of the capital stock of any such company.) The restrictive covenants contained in this Section 3(c) apply separately in the United States and in other countries. Your breach of the restrictive covenants contained in this subsection (iii) shall result in the consequences described in this Section 3(c).
(d) You expressly acknowledge that any breach or threatened breach of any of the restrictive covenants set forth in Sections 3(a)(iii), 3(b)(iii) or 3(c)(iii), as applicable, may result in substantial, continuing, and irreparable injury to the Company and its affiliates. Therefore, you hereby agree that, in addition to any other remedy that may be available to the Company and its affiliates, the Company and its affiliates shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of such restrictive covenants without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach.
6.    Effect of Change in Control.
(a)    Upon the occurrence of a “Change in Control” of G&W during your employment by or service to G&W as Chief Executive Officer and any period in which you are providing Services, the unvested portion of the Award shall immediately vest as of the date of the occurrence of such event.

(b)    The term “Change in Control” shall be deemed to have occurred when:

(i)    Any “person” as defined in Section 3(a)(9) of the Exchange Act, and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act (but excluding G&W and any Subsidiary and any employee benefit plan sponsored or maintained by G&W or any Subsidiary (including any trustee of such plan acting as trustee)), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of G&W representing 35% or more of the combined voting power of G&W’s then outstanding securities (other than indirectly as a result of G&W’s redemption of its securities); provided, however, that in no event shall a Change in Control be deemed to have occurred under this Section 6(b)(i) so long as (x) the combined voting power of shares beneficially owned by (A) G&W’s executive officers (as defined in Rule 16a-1(f) under the Exchange Act) then in office (the “Executive Officer Shares”), (B) Mortimer B. Fuller and/or Sue Fuller and their lineal descendents (the “Founder Shares”), and (C) the shares beneficially owned by any other members of a “group” that includes the Founder Shares and/or a majority of the Executive Officer shares, exceeds 35% of the combined voting power of G&W’s current outstanding securities and remains the person or group with beneficial ownership of the largest percentage of combined voting power of G&W’s outstanding securities and (y) G&W remains subject to the reporting requirements of the Exchange Act; or
(ii)    The consummation of any merger or other business combination of G&W, a sale of 51% or more of G&W’s assets, liquidation or dissolution of G&W or a combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which either (x) the shareholders of G&W and any trustee or fiduciary of any G&W employee benefit plan immediately prior to the Transaction own at least 51% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser of or successor to G&W’s assets; (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be ((A), (B), (C) or (D), as applicable, the “Surviving Entity”) or (y) the Incumbent Directors, as defined below, shall continue to serve as a majority of the board of directors of the Surviving Entity without an agreement or understanding that such Incumbent Directors will later surrender such majority; or
(iii)    Within any twelve-month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to G&W, including any Surviving Entity. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of, or with the approval of, at least two‑thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a person (other than the Board) or who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control).
7.    Book-Entry Registration. The Award initially will be evidenced by book-entry registration only, without the issuance of a certificate representing the shares of Common Stock underlying the Award.
8.    Nonassignability. The shares of Common Stock underlying the Award and the right to vote such shares and to receive dividends thereon, may not, except as otherwise provided in the Plan, be sold, alienated, assigned, transferred, pledged or encumbered in any way prior to the vesting of such shares, whether by operation of law or otherwise, except by will or the laws of descent and distribution. After vesting, the sale or other transfer of the shares of Common Stock shall be subject to applicable laws and regulations under the Exchange Act and the Securities Act of 1933, as amended.
9.    Rights as a Stockholder. Unless the Award is forfeited or cancelled, prior to the vesting of the shares of Common Stock awarded under this Award Notice, you will have all of the other rights of a stockholder with respect to the shares of Common Stock underlying the Award, including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such shares from time to time and the right to vote (in person or by proxy) such shares at any meeting of stockholders of G&W.

10.    Rights of G&W and Subsidiaries. This Award Notice does not affect the right of G&W or any Subsidiary to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.
11.    Restrictions on Issuance of Shares. If at any time G&W determines that the listing, registration or qualification of the shares of Common Stock underlying the Award upon any securities exchange or under any federal, state or local law, or the approval of any governmental agency, is necessary or advisable as a condition to the issuance of a certificate representing any vested shares of Common Stock under this Award Notice, such issuance may not be made in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to G&W.
12.    Plan Controls. The Award is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.
13.    Amendment. Except as otherwise provided by the Plan, G&W may only alter, amend or terminate the Award with your consent.
14.    Governing Law. The Award and this Award Notice shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law.
15.     Language. If you have received this Award Notice or any other document related to the Plan in a language other than English and if the translated version bears a meaning that is different from that of the English version, the English version will control, to the extent permitted by law.
16.    Notices. All notices and other communications to G&W, or its designated agent, required or permitted under this Award Notice shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, by facsimile or electronically. If such notice or other communication is to G&W then it should be addressed to G&W’s office at 200 Meridian Centre, Suite 300, Rochester, New York 14618, Attention: Equity Plan Administrator; Telephone: (585) 328-8601; Facsimile: (585) 328-8622; Email: EquityPlanAdmin@gwrr.com. If such notice or other communication is to G&W’s designated agent, then it should be addressed and sent in accordance with established procedures. Each such notice and other communication delivered personally shall be deemed to have been given when received. Each such notice and other communication delivered by United States mail shall be deemed to have been given when it is received, and each such notice and other communication delivered by facsimile or electronically shall be deemed to have been given when it is so transmitted and the appropriate answerback is received.
17.    Data Privacy.  You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, the Employer, and G&W and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan, to the extent permitted by law.

You understand that G&W and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in G&W, details of all restricted stock awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”).  You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative.  You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of stock acquired upon issuance of the Common Stock underlying the Award, to the extent permitted by law.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

18.    Electronic Delivery. G&W may, in its sole discretion, decide to deliver any documents related to the Award granted under the Plan (or related to future restricted stock awards that may be granted under the Plan) by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, hereby agree to participate in the Plan through an on-line or electronic system established and maintained by G&W or another third party designated by G&W.

19.    Severability. The provisions of this Award Notice are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

20.    Entire Award. The Award represents a portion of an annual equity award for [year] with an aggregate grant date fair value of $[amount of annual equity award for restricted stock], which annual equity award is being granted in installments in accordance with G&W’s Stock-Based Awards policy. In the event of your death or Disability or any termination or resignation in accordance with Section 3(b) hereof or any Rejected Qualified Resignation in accordance with Section 3(c) hereof, in each case, that occurs before the grant of the final installment of such annual equity award, the remaining portion of such annual equity award that has not yet been granted shall be immediately paid out to you in cash (based on the intended fair value amount corresponding to such ungranted portion), subject to any required withholding or other taxes.

ACKNOWLEDGEMENT
The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that this Award Notice and the Plan set forth the entire understanding between him or her and G&W regarding the restricted stock granted by this Award Notice and that this Award Notice and the Plan supersede all prior oral and written agreements on that subject.
Dated:     _____________________
___________________________
[Name]

Genesee & Wyoming Inc.

By: /s/    Mary Ellen Russell
Mary Ellen Russell
Chief Human Resource Officer